Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS RECORD FOURTH QUARTER

2013 EARNINGS

•	Named Best Bank in America for 2014 by Forbes Magazine

•	Fourth quarter 2013 earnings per share (diluted) increased 15.3% to $0.98 compared with the fourth quarter 2012

•	Net income increased $14.705 million or 30.5% compared with the fourth quarter 2012

•	Completed the acquisition of First Victoria National Bank

•	Nonperforming assets remain low at 0.15% of fourth quarter average earning assets

•	Loans increased $2.595 billion or 50.1% compared with 2012

•	Deposits increased $3.649 billion or 31.3% compared with 2012

HOUSTON, January 24, 2014. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended December 31, 2013, of $62.971 million or $0.98 per diluted common share, an increase in net income of $14.705 million or 30.5%, compared with $48.266 million, and an increase in diluted earnings per share of 15.3%, compared with $0.85 per diluted common share for the same period in 2012. Prosperity also reported net income for the year ended December 31, 2013 of $221.398 million or $3.65 per diluted common share, up 31.9% from 2012 net income of $167.901 million and up 13.0% from 2012 diluted earnings per common share of $3.23.

“I am very excited to announce the great results and accomplishments for the fourth quarter and full year 2013. We were again selected by Forbes magazine as the #1 Best Bank in America. All of our Associates and Directors have worked very hard and this honor recognizes them for that,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“We completed the merger and operational integration of First Victoria National Bank, with assets in excess of $2 billion and a footprint complimentary to Prosperity. We are very excited about the relationship and all of their team members have been great to work with. I know that all the associates with First Victoria will help take us to another level and share in our success going forward,” continued Zalman.

“We look forward to our pending merger with F&M Bancorporation and its wholly owned subsidiary (“F&M Bank”) headquartered in Tulsa, Oklahoma, which we hope to close at the end of the first quarter or very early in the second quarter of this year. The pending merger with F&M Bank, combined with our recent merger of Coppermark Bank in Oklahoma City will increase our market share substantially in Oklahoma and increase our ability to compete more effectively from a size standpoint,” added Zalman.

“We could not be more pleased with our earnings per share for 2013 increasing 13.0% to $3.65 compared with 2012 diluted earnings per share of $3.23. Including acquisitions, our loans increased $2.595 billion or 50.1% and our deposits increased $3.649 billion or 31.3% when compared with the fourth quarter of 2012. These are excellent results and this achievement could not be done without all the hard work of our Associates and Directors. I appreciate all that has been done by everyone to make us the Best Bank in America,” concluded Zalman.

Prosperity’s management uses certain non–GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended December 31, 2013

For the three months ended December 31, 2013, net income was $62.971 million compared with $48.266 million for the same period in 2012. Net income per diluted common share was $0.98 for the three months ended December 31, 2013 compared with $0.85 for the same period in 2012. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2013 were 1.42%, 9.53% and 23.97%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 40.21% for the three months ended December 31, 2013.

Net interest income before provision for credit losses for the quarter ended December 31, 2013, increased 34.3% to $145.469 million compared with $108.301 million during the same period in 2012. The increase was primarily due to a 23.2% increase in average interest-earning assets for the same period. Linked quarter net interest income before provision for credit losses increased 15.0% or $18.936 million to $145.469 million compared with $126.533 million during the three months ended September 30, 2013. The net interest margin on a tax equivalent basis increased to 3.82% for the three months ended December 31, 2013, compared with 3.53% for the same period in 2012 and 3.59% for the three months ended September 30, 2013. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis increased on a linked quarter basis from 3.19% for the quarter ended September 30, 2013 to 3.35% for the quarter ended December 31, 2013.

Noninterest income increased $1.052 million or 4.4% to $25.158 million for the three months ended December 31, 2013, compared with $24.106 million for the same period in 2012. The increase was primarily due to the acquisitions of FVNB Corp. and First Victoria National Bank (collectively “FVNB”) on November 1, 2013, Coppermark Bancshares, Inc. and Coppermark Bank (collectively “Coppermark”) on April 1, 2013 and East Texas Financial Services on January 1, 2013, partially offset by a decrease in debit card income as a result of a Durbin Amendment that became effective on July 1, 2013. This Federal Reserve rule is applicable to financial institutions that have assets of $10 billion or more and imposes limits on the amount of interchange, or swipe, fees that can be collected. On a linked quarter basis, noninterest income increased 16.7% or $3.604 million.

Noninterest expense increased $11.624 million or 20.4% to $68.592 million for the three months ended December 31, 2013, compared with $56.968 million for the same period in 2012. The increase was primarily due to additional noninterest expenses associated with the acquisitions of FVNB, Coppermark and East Texas Financial Services. On a linked quarter basis, noninterest expense increased 11.5% or $7.055 million due mainly to the acquisition of FVNB and one-time pre-tax merger expenses of $2.032 million primarily related to the FVNB acquisition.

Loans at December 31, 2013 were $7.775 billion, an increase of $2.595 billion or 50.1%, compared with $5.180 billion at December 31, 2012. Linked quarter loans increased $1.593 billion or 25.8% from $6.183 billion at September 30, 2013.

Deposits at December 31, 2013 were $15.291 billion, an increase of $3.649 billion or 31.3% compared with $11.642 billion at December 31, 2012. Linked quarter deposits increased $2.835 billion or 22.8% from $12.456 billion at September 30, 2013.

Average loans increased 40.8% or $2.098 billion to $7.238 billion for the quarter ended December 31, 2013, compared with $5.140 billion for the same period in 2012. On a linked quarter basis, average loans increased 17.3% or $1.065 billion from $6.173 billion for the quarter ended September 30, 2013. Average deposits increased 26.0% to $14.191 billion for the quarter ended December 31, 2013, compared with $11.259 billion for the same period of 2012. On a linked quarter basis, average deposits increased 14.1% or $1.758 billion from $12.432 billion for the quarter ended September 30, 2013.

Results of operations for the twelve months ended December 31, 2013

For the twelve months ended December 31, 2013, net income was $221.398 million compared with $167.901 million for the same period in 2012. Net income per diluted common share was $3.65 for the twelve months ended December 31, 2013 compared with $3.23 for the same period in 2012. Returns on average assets, average common equity and average tangible common equity for the twelve months ended December 31, 2013 were 1.36%, 9.31%, and 22.52%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 41.60% for the twelve months ended December 31, 2013.

Net interest income before provision for credit losses for the twelve months ended December 31, 2013 increased $118.120 million or 31.0% to $498.826 million compared with $380.706 million during the same period in 2012. The increase was attributable primarily to a 29.6% increase in average earning assets over the same period.

Noninterest income increased $19.892 million or 26.3% to $95.427 million for the twelve months ended December 31, 2013 compared with $75.535 million for the same period in 2012. The increase was primarily due to the full year effect of the acquisition of American State Bank (“ASB”), including their trust department and home loan center, in addition to the East Texas Financial Services, Coppermark and FVNB acquisitions completed in 2013.

Noninterest expense increased $48.739 million or 24.6% to $247.196 million for the twelve months ended December 31, 2013 compared with $198.457 million for the same period in 2012. This increase in noninterest expense was the result of the completion of three acquisitions in 2013 and the full year effect of the ASB acquisition. Additionally, total noninterest expense for the twelve months ended December 31, 2013 included one-time pre-tax merger expenses of $3.203 million.

Average loans increased 37.4% or $1.689 billion to $6.203 billion for the twelve months ended December 31, 2013, compared with $4.514 billion for the same period in 2012. Average deposits increased 30.9% to $12.764 billion for the twelve months ended December 31, 2013, compared with $9.749 billion for the same period in 2012.

The table below provides detail on loans acquired and deposits assumed in the Community National Bank (“Community National”), East Texas Financial Services, Coppermark and FVNB acquisitions completed on October 1, 2012, January 1, 2013, April 1, 2013 and November 1, 2013, respectively:

Balance Sheet Data (at period end)

(In thousands)

	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since respective acquisition dates):
Community National	$59,992	$62,673	$61,722	$61,966	$63,940
East Texas Financial Services	99,281	104,403	111,626	117,863	—
Coppermark	616,333	688,656	772,965	—	—
FVNB	1,588,238	—	—	—	—
All other	5,411,377	5,326,857	5,226,170	5,083,195	5,116,000

Total loans	$7,775,221	$6,182,589	$6,172,483	$5,263,024	$5,179,940

Deposits assumed (including new deposits since respective acquisition dates):
Community National	$159,302	$154,378	$156,210	$156,274	$160,404
East Texas Financial Services	81,200	90,649	88,289	98,359	—
Coppermark	1,031,993	1,073,567	1,087,137	—	—
FVNB	2,239,415	—	—	—	—
All other	11,779,361	11,137,205	11,177,014	11,458,834	11,481,440

Total deposits	$15,291,271	$12,455,799	$12,508,650	$11,713,467	$11,641,844

As reflected in the table above, loan and deposit growth was impacted by the acquisitions of Community National, East Texas Financial Services, Coppermark and FVNB. Excluding loans acquired in these acquisitions and new production at the acquired banking centers since the respective acquisition dates, loans at December 31, 2013 grew 5.8% compared with December 31, 2012 and 1.6% (6.3% annualized) on a linked quarter basis. Excluding deposits assumed in these acquisitions and new deposits generated at the acquired banking centers since the respective acquisition dates, deposits at December 31, 2013 grew 2.6% compared with December 31, 2012 and increased 5.8% (23.1% annualized) on a linked quarter basis.

At December 31, 2013, Prosperity had $18.642 billion in total assets, $7.775 billion in loans and $15.291 billion in deposits. Assets, loans and deposits at December 31, 2013 increased by 27.8%, 50.1% and 31.3%, respectively, compared with their respective levels at December 31, 2012.

Asset Quality

Nonperforming assets totaled $22.504 million or 0.15% of quarterly average earning assets at December 31, 2013, compared with $13.015 million or 0.10% of quarterly average earning assets at December 31, 2012, and $12.687 million or 0.09% of quarterly average earning assets at September 30, 2013. The allowance for credit losses was 0.87% of total loans at December 31, 2013, 1.01% of total loans at December 31, 2012 and 0.97% of total loans at September 30, 2013. Excluding loans acquired that are accounted for under ASC Topics 310-20 and 310-30, the allowance for credit losses was 1.25% and 1.20% of remaining loans as of December 31, 2013 and September 30, 2013, respectively. Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

The provision for credit losses was $7.865 million for the three months ended December 31, 2013 compared with $4.025 million for the three months ended September 30, 2013 and $3.550 million for the three months ended December 31, 2012. The provision for credit losses was $17.240 million for the twelve months ended December 31, 2013 compared with $6.100 million for the twelve months ended December 31, 2012.

Net charge offs were $496 thousand for the three months ended December 31, 2013 compared with $288 thousand for the three months ended September 30, 2013 and $1.913 million for the three months ended December 31, 2012. Net charge offs were $2.522 million for the twelve months ended December 31, 2013 compared with $5.130 million for the twelve months ended December 31, 2012.

Conference Call

Prosperity’s management team will host a conference call on Friday, January 24, 2014 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s fourth quarter 2013 earnings. Individuals and investment professionals may participate in the call by dialing 866-952-1906, the reference code is PBUS.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at http://www.prosperitybankusa.com. The webcast may be accessed directly from Prosperity’s home page by clicking the “About Us” tab and then the “Presentations & Calls” link.

Pending Acquisition of F&M Bancorporation

On August 29, 2013, Prosperity announced the signing of a definitive merger agreement with F&M Bancorporation Inc. (“FMBC”) and its wholly-owned subsidiary The F&M Bank & Trust Company (collectively, “F&M Bank”) headquartered in Tulsa, Oklahoma. F&M Bank operates 13 banking offices; 10 in Tulsa, Oklahoma and surrounding areas (including 1 loan production office) and 3 in Dallas, Texas. As of December 31, 2013, FMBC on a consolidated basis, reported total assets of $2.568 billion, total loans of $1.761 billion and total deposits of $2.332 billion.

Under the terms of the definitive agreement, Prosperity will issue approximately 3,298,246 shares of Prosperity common stock plus $47.000 million in cash for all outstanding shares of FMBC capital stock, subject to certain conditions and potential adjustments. The transaction is subject to customary closing conditions, including the receipt of customary regulatory approvals and approval by FMBC’s shareholders.

Acquisition of FVNB Corp.

On November 1, 2013, Prosperity completed the acquisition of FVNB Corp. and its wholly-owned subsidiary First Victoria National Bank (collectively, “FVNB”) headquartered in Victoria, Texas. First Victoria National Bank operated 33 banking offices; 4 in Victoria, Texas; 7 in the South Texas area including Corpus Christi; 6 in the Bryan/College Station area; 5 in the Central Texas area including New Braunfels; and 11 in the Houston area including The Woodlands and Huntsville. As of September 30, 2013, FVNB, on a consolidated basis, reported total assets of $2.473 billion, total loans of $1.648 billion and total deposits of $2.195 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 5,570,667 shares of Prosperity common stock plus $91.250 million in cash for all outstanding shares of FVNB Corp. capital stock, which resulted in a premium of $278.3 million.

Acquisition of Coppermark Bancshares, Inc.

On April 1, 2013, Prosperity completed the acquisition of Coppermark Bancshares, Inc. and its wholly-owned subsidiary, Coppermark Bank (collectively, “Coppermark”) headquartered in Oklahoma City, Oklahoma. Coppermark operated 9 full-service banking offices; 6 in Oklahoma City, Oklahoma and surrounding areas and 3 in the Dallas, Texas area. As of March 31, 2013, Coppermark reported, on a consolidated basis, total assets of $1.2 billion, total loans of $847.6 million and total deposits of $1.1 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 3,258,718 shares of Prosperity common stock plus $60.0 million in cash for all outstanding shares of Coppermark Bancshares capital stock, which resulted in a premium of $91.7 million.

Acquisition of East Texas Financial Services, Inc.

On January 1, 2013, Prosperity completed the acquisition of East Texas Financial Services, Inc. (OTC BB: FFBT) and its wholly-owned subsidiary, First Federal Bank Texas (“Firstbank”). Firstbank operated 4 banking offices in the Tyler MSA, including 3 locations in Tyler, Texas and 1 location in Gilmer, Texas. As of December 31, 2012, East Texas Financial Services reported, on a consolidated basis, total assets of $165.0 million, total loans of $129.3 million and total deposits of $112.3 million.

Pursuant to the terms of the acquisition agreement, Prosperity issued 530,940 shares of Prosperity common stock for all outstanding shares of East Texas Financial Services capital stock, which resulted in a premium of $7.0 million.

Acquisition of Community National Bank

On October 1, 2012, Prosperity completed the acquisition of Community National Bank, Bellaire, Texas. Community National operated 1 banking office in Bellaire, Texas, in the Houston Metropolitan Area. As of September 30, 2012, Community National reported total assets of $183.0 million, total loans of $68.0 million and total deposits of $164.6 million.

Pursuant to the terms of the acquisition agreement, Prosperity issued 372,282 shares of Prosperity common stock plus $11.4 million in cash for all outstanding shares of Community National capital stock, which resulted in a premium of $10.6 million.

Prosperity Bancshares, Inc. ®

Prosperity Bancshares Inc. ® is a $18.642 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management; and Mobile Banking. Prosperity currently operates 238 full-service banking locations; 63 in the Houston area, including The Woodlands and Huntsville; 26 in the South Texas area including Corpus Christi and Victoria; 35 in the Dallas/Fort Worth area; 22 in the East Texas area; 36 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area and 6 in the Central Oklahoma area.

Bryan/College Station Area -	McKinney	Gladebrook	Colony Creek
Bryan	McKinney-Stonebridge	Heights	Edna
Bryan-29th Street	Midway	Highway 6 West	Goliad
Bryan-East	Plano	Little York	Kingsville
Bryan-North	Preston Forest	Medical Center	Mathis
Caldwell	Preston Road	Memorial Drive	Padre Island
College Station	Red Oak	Northside	Palacios
Crescent Point	Sachse	Pasadena	Port Lavaca
Hearne	The Colony	Pecan Grove	Portland
Huntsville	Turtle Creek	River Oaks	Rockport
Madisonville	Westmoreland	Sugar Land	Sinton
Navasota		SW Medical Center	Taft
New Waverly	Fort Worth -	Tanglewood	Victoria
Rock Prairie	Haltom City	Uptown	Victoria-Navarro
Southwest Parkway	Keller	Waugh Drive	Victoria-North
Tower Point	Roanoke	Westheimer	Victoria-North #2
Wellborn Road	Stockyards	West University
		Woodcreek	West Texas Area -
Central Texas Area -	Other Dallas/Fort Worth		Abilene -
Austin -	Locations -	Other Houston Area	Antilley Road
183	Arlington	Locations -	Barrow Street
Allandale	Azle	Angleton	Cypress Street
Cedar Park	Ennis	Bay City	Judge Ely
Congress	Gainesville	Beaumont	Mockingbird
Lakeway	Glen Rose	Cinco Ranch
Liberty Hill	Granbury	Cleveland	Lubbock -
Northland	Mesquite	East Bernard	4th Street
Oak Hill	Muenster	El Campo	66th Street
Parmer Lane	Sanger	Dayton	82nd Street
Research Blvd	Waxahachie	Galveston	86th Street
Westlake	Weatherford	Groves	98th Street
		Hempstead	Avenue Q
Other Central Texas Locations -	East Texas Area -	Hitchcock	North University
Bastrop	Athens	Katy	Texas Tech Student Union
Canyon Lake	Blooming Grove	Katy-S. Mason Road
Cuero	Canton	Katy-Spring Green	Midland -
Dime Box	Carthage	Liberty	Wadley
Dripping Springs	Corsicana	Magnolia	Wall Street
Elgin	Crockett	Magnolia Parkway
Flatonia	Eustace	Mont Belvieu	Odessa -
Georgetown	Gilmer	Nederland	Grandview
Gonzales	Grapeland	Needville	Grant
Gruene	Gun Barrel City	Rosenberg	Kermit Highway
Hallettsville	Jacksonville	Shadow Creek	Parkway
Kingsland	Kerens	Spring
La Grange	Longview	Sweeny	Other West Texas Locations -
Lexington	Mount Vernon	The Woodlands-I-45	Big Spring
New Braunfels	Palestine	The Woodlands-Research Forest	Brownfield
Pleasanton	Rusk	Tomball	Brownwood
Round Rock	Seven Points	Waller	Cisco
San Antonio	Teague	West Columbia	Comanche
Schulenburg	Tyler-Beckham	Wharton	Early
Seguin	Tyler-South Broadway	Winnie	Floydada
Smithville	Tyler-University	Wirt	Gorman
Thorndale	Winnsboro		Levelland
Weimar		South Texas Area -	Littlefield
Yoakum	Houston Area -	Corpus Christi -	Merkel
Yorktown	Houston -	Airline	Plainview
	Aldine	Calallen	San Angelo
Dallas/Fort Worth Area -	Allen Parkway	Carmel	Slaton
Dallas -	Bellaire	Northwest	Snyder
Abrams Centre	Beltway	Saratoga
Balch Springs	Clear Lake	Timbergate	Oklahoma
Camp Wisdom	Copperfield	Water Street	23rd Street
Cedar Hill	Cypress		Edmond
Dallas – Central Expressway	Downtown	Other South Texas	Expressway
Frisco	Eastex	Locations -	I-240
Frisco-West	Fairfield	Alice	Memorial
Independence	First Colony	Aransas Pass	Norman
Kiest	Gessner	Beeville

- - -

In connection with the proposed merger of F&M Bancorporation Inc. into Prosperity Bancshares, Inc., Prosperity Bancshares filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity’s common stock to be issued to the shareholders of F&M Bancorporation. The registration statement included a proxy statement/prospectus which will be sent to the shareholders of F&M Bancorporation seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, F&M BANCORPORATION INC. AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity’s telephone number is (281) 269-7199.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2012 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
Balance Sheet Data
(at period end)
Total loans	$7,775,221	$6,182,589	$6,172,483	$5,263,024	$5,179,940
Investment securities(A)	8,224,448	7,771,345	8,017,884	7,985,811	7,442,065
Federal funds sold	400	1,121	606	835	352
Allowance for credit losses	(67,282)	(59,913)	(56,176)	(55,049)	(52,564)
Cash and due from banks	380,990	269,987	250,542	180,577	325,952
Goodwill	1,674,209	1,351,782	1,350,834	1,235,743	1,217,162
Core deposit intangibles	37,912	25,233	26,688	26,514	26,159
Other real estate	7,299	7,432	10,244	9,913	7,234
Fixed assets, net	282,925	232,240	227,455	206,829	205,268
Other assets	325,906	272,463	270,158	227,117	232,005

Total assets	$18,642,028	$16,054,279	$16,270,718	$15,081,314	$14,583,573

Demand deposits	$4,108,835	$3,368,357	$3,283,082	$2,995,828	$3,016,205
Interest-bearing deposits	11,182,436	9,087,442	9,225,568	8,717,639	8,625,639

Total deposits	15,291,271	12,455,799	12,508,650	11,713,467	11,641,844
Securities sold under repurchase agreements	364,357	431,969	481,170	470,241	454,502
Federal funds purchased and other borrowings	10,689	605,951	781,215	576,768	256,753
Junior subordinated debentures	124,231	85,055	85,055	85,055	85,055
Other liabilities	64,662	86,393	69,346	86,328	56,030

Total liabilities	15,855,210	13,665,167	13,925,436	12,931,859	12,494,184
Shareholders’ equity(B)	2,786,818	2,389,112	2,345,282	2,149,455	2,089,389

Total liabilities and equity	$18,642,028	$16,054,279	$16,270,718	$15,081,314	$14,583,573

(A)	Includes $7,512, $8,588, $9,724, $12,054 and $13,824, in unrealized gains on available for sale securities for the quarterly periods ending December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively.
(B)	Includes $4,883, $5,582, $6,321, $7,835 and $8,986, in after-tax unrealized gains on available for sale securities for the quarterly periods ending December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
Income Statement Data
Interest income:
Loans	$110,575	$94,236	$89,842	$81,464	$82,727	$376,117	$271,324
Securities(C)	45,100	41,961	39,384	36,548	34,956	162,993	148,374
Federal funds sold and other earning assets	76	16	76	19	36	187	144

Total interest income	155,751	136,213	129,302	118,031	117,719	539,297	419,842

Interest expense:
Deposits	9,048	8,314	9,170	8,690	8,217	35,222	34,486
Junior subordinated debentures	730	610	606	605	631	2,551	2,593
Securities sold under repurchase agreements	280	317	312	292	294	1,201	705
Other borrowings	224	439	472	362	276	1,497	1,352

Total interest expense	10,282	9,680	10,560	9,949	9,418	40,471	39,136

Net interest income	145,469	126,533	118,742	108,082	108,301	498,826	380,706
Provision for credit losses	7,865	4,025	2,550	2,800	3,550	17,240	6,100

Net interest income after provision for credit losses	137,604	122,508	116,192	105,282	104,751	481,586	374,606

Noninterest income:
Nonsufficient funds (NSF) fees	9,669	8,649	8,346	8,509	9,292	35,173	29,113
Credit card, debit card and ATM card income	4,662	4,307	7,007	6,487	6,683	22,463	21,057
Service charges on deposit accounts	3,460	3,169	3,304	2,931	2,877	12,864	11,112
Trust income	1,542	901	896	1,017	915	4,356	1,746
Mortgage income	549	931	1,567	991	1,120	4,038	2,681
Brokerage income	719	233	263	303	154	1,518	648
Bank owned life insurance income	1,011	916	932	776	1,242	3,635	2,673
Net gain (loss) on sale of assets	40	126	(180)	1	(244)	(13)	(231)
Net gain (loss) on sale of other real estate	196	(864)	237	(105)	(113)	(536)	(457)
Other noninterest income	3,310	3,186	2,902	2,531	2,180	11,929	7,193

Total noninterest income	25,158	21,554	25,274	23,441	24,106	95,427	75,535

Noninterest expense:
Salaries and benefits	40,633	37,135	37,517	33,209	31,980	148,494	115,505
Core deposit intangibles amortization	1,594	1,455	1,341	1,755	1,932	6,145	7,229
Net occupancy and equipment	4,893	5,094	4,669	4,278	4,812	18,934	16,475
Depreciation	3,072	2,679	2,464	2,378	2,491	10,593	8,923
Debit card, data processing and software amortization	3,333	2,756	3,249	2,570	3,106	11,908	9,445
Regulatory assessments and FDIC insurance	2,771	2,516	2,579	2,395	2,365	10,261	7,679
Communications (includes telephone, courier and postage)	2,468	2,397	2,410	2,196	2,381	9,471	8,158
Other real estate expense	176	75	237	223	465	711	1,810
Other noninterest expense	9,652	7,430	6,834	6,763	7,436	30,679	23,233

Total noninterest expense	68,592	61,537	61,300	55,767	56,968	247,196	198,457

Net income before taxes	94,170	82,525	80,166	72,956	71,889	329,817	251,684
Federal income taxes	31,199	27,247	26,322	23,651	23,623	108,419	83,783

Net income available to common shareholders	$62,971$	$55,278	$53,844	$49,305	$48,266	$221,398	$167,901

(C)	Interest income on securities was reduced by net premium amortization of $12,017, $ 15,136, $ 18,838, $22,710 and $ 23,992 for the three month periods ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and $ 68,701 and $ 66,889 for the years ended December 31, 2013 and 2012, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
Profitability
Net income	$62,971	$55,278	$53,844	$49,305	$48,266	$221,398	$167,901

Basic earnings per share	$0.98	$0.92	$0.89	$0.87	$0.86	$3.66	$3.24
Diluted earnings per share	$0.98	$0.91	$0.89	$0.86	$0.85	$3.65	$3.23

Return on average assets (D)	1.42%	1.37%	1.33%	1.33%	1.36%	1.36%	1.35%
Return on average common equity (D)	9.53%	9.31%	9.27%	9.23%	9.28%	9.31%	9.10%
Return on average tangible common equity (D) (E)	23.97%	22.14%	22.32%	22.30%	22.92%	22.52%	21.93%
Tax equivalent net interest margin (F)	3.82%	3.59%	3.43%	3.42%	3.53%	3.58%	3.53%
Efficiency ratio(G)	40.21%	41.59%	42.51%	42.40%	42.95%	41.60%	43.48%

Liquidity and Capital Ratios
Equity to assets	14.95%	14.88%	14.41%	14.25%	14.33%	14.95%	14.33%
Tier 1 risk-based capital	13.29%	14.74%	14.15%	14.77%	14.40%	13.29%	14.40%
Total risk-based capital	14.03%	15.55%	14.91%	15.61%	15.22%	14.03%	15.22%
Tier 1 leverage capital	7.44%	7.37%	7.07%	7.10%	7.10%	7.44%	7.10%
Tangible equity to tangible assets(E)	6.35%	6.90%	6.50%	6.42%	6.34%	6.35%	6.34%

Other Data
Shares used in computed earnings per share
Basic	64,024	60,344	60,250	56,988	56,427	60,421	51,794
Diluted	64,173	60,504	60,394	57,134	56,554	60,578	51,941
Period end shares outstanding	66,048	60,383	60,315	57,014	56,447	66,048	56,447
Cash dividends paid per common share	$0.240	$0.215	$0.215	$0.215	$0.215	$0.885	$0.800
Book value per share	$42.19	$39.57	$38.88	$37.70	$37.02	$42.19	$37.02
Tangible book value per share(E)	$16.27	$16.76	$16.05	$15.56	$14.99	$16.27	$14.99

Common Stock Market Price
High	$65.07	$61.99	$52.38	$47.56	$43.54	$65.07	$47.66
Low	61.53	51.85	44.33	42.38	38.56	42.38	38.56
Period end market price	63.39	61.84	51.79	47.39	42.00	63.39	42.00
Net charge-offs	$496	$288	$1,423	$315	$1,913	$2,522	$5,130
Employees – FTE	2,995	2,454	2,496	2,304	2,266	2,995	2,266
Number of banking centers	238	218	219	224	217	238	217

(D)	Interim periods annualized.
(E)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconcilation of this non-GAAP financial measure.
(F)	Net interest margin for all periods presented is calculated on an actual 365 day basis or 366 day basis.
(G)	Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities. Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	Dec 31, 2013				Sep 30, 2013				Dec 31, 2012
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Interest-Earning Assets:
Loans	$7,238,438	$110,575	6.06%		$6,173,394	$94,236	6.06%		$5,140,163	$82,727	6.40%
Investment securities	7,992,673	45,100	2.24	%(H)	8,015,221	41,961	2.08	%(H)	7,228,418	34,956	1.92	%(H)
Federal funds sold and other earning assets	103,413	76	0.29%		27,451	16	0.22%		75,135	36	0.19%

Total interest-earning assets	15,334,524	$155,751	4.03%		14,216,066	$136,213	3.80%		12,443,716	$117,719	3.76%

Allowance for credit losses	(60,170)				(56,765)				(50,775)
Noninterest-earning assets	2,502,276				2,034,968				1,844,756

Total assets	$17,776,630				$16,194,269				$14,237,697

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$2,963,899	$1,899	0.25%		$2,400,555	$1,708	0.28%		$2,328,969	$1,803	0.31%
Savings and money market deposits	4,654,044	3,049	0.26%		4,233,911	2,911	0.27%		3,600,109	2,580	0.29%
Certificates and other time deposits	2,712,699	4,100	0.60%		2,489,848	3,695	0.59%		2,366,155	3,834	0.64%
Securities sold under repurchase agreements	398,100	280	0.28%		455,276	317	0.28%		459,998	294	0.25%
Federal funds purchased and other borrowings	210,492	224	0.42%		772,083	439	0.23%		272,239	276	0.40%
Junior subordinated debentures	111,172	730	2.61%		85,055	610	2.85%		85,055	631	2.95%

Total interest-bearing liabilities	11,050,406	10,282	0.37	%(I)	10,436,728	9,680	0.37	%(I)	9,112,525	9,418	0.41	%(I)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	3,860,296				3,308,158				2,963,998
Other liabilities	223,394				73,571				80,085

Total liabilities	15,134,096				13,818,457				12,156,608

Shareholders’ equity	2,642,534				2,375,812				2,081,089

Total liabilities and shareholders’ equity	$17,776,630				$16,194,269				$14,237,697

Net interest income and margin		$145,469	3.76%			$126,533	3.53%			$108,301	3.46%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		2,152				2,028				2,099

Net interest income and margin (tax equivalent basis)		$147,621	3.82%			$128,561	3.59%			$110,400	3.53%

(H)	Yield on securities was impacted by net premium amortization of $12,017, $15,136 and $23,992 for the three month periods ended December 31, 2013, September 30, 2013 and December 31, 2012, respectively.
(I)	Total cost of funds, including noninterest bearing deposits, was 0.27%, 0.28% and 0.31% for the three months ended December 31, 2013, September 30, 2013 and December 31, 2012, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS

	Year Ended
	2013				2012
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Paid		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Interest-Earning Assets:
Loans	$6,202,897	$376,117	6.06%		$4,514,171	$271,324	6.01%
Investment securities	7,932,782	162,993	2.05	%(J)	6,364,917	148,374	2.33	%(J)
Federal funds sold and other earning assets	50,318	187	0.37%		68,900	144	0.21%

Total interest-earning assets	14,185,997	$539,297	3.80%		10,947,988	$419,842	3.83%

Allowance for credit losses	(57,001)				(51,770)
Noninterest-earning assets	2,126,918				1,536,448

Total assets	$16,255,914				$12,432,666

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$2,651,320	$7,917	0.30%		$1,979,345	$8,228	0.42%
Savings and money market deposits	4,237,323	11,961	0.28%		3,174,256	10,600	0.33%
Certificates and other time deposits	2,530,065	15,344	0.61%		2,152,382	15,658	0.73%
Securities sold under repurchase agreements	443,231	1,201	0.27%		263,689	705	0.27%
Federal funds purchased and other borrowings	470,854	1,497	0.32%		416,925	1,352	0.32%
Junior subordinated debentures	91,584	2,551	2.79%		85,055	2,593	3.05%

Total interest bearing liabilities	10,424,377	40,471	0.39	%(K)	8,071,652	39,136	0.48	%(K)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	3,345,594				2,442,860
Other liabilities	107,709				73,820

Total liabilities	13,877,680				10,588,332

Shareholders’ equity	2,378,234				1,844,334

Total liabilities and shareholders’ equity	$16,255,914				$12,432,666

Net interest income and margin		$498,826	3.52%			$380,706	3.48%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		8,368				5,965

Net interest income and margin (tax equivalent basis)		$507,194	$3.58%			$386,671	3.53%

(J)	Yield on securities was impacted by net premium amortization of $68,701 and $66,889 for the years ended December 31, 2013 and 2012, respectively.
(K)	Total cost of funds, including noninterest bearing deposits, was 0.29% and 0.37% for the years ended December 31, 2013 and 2012, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
Adjustment to Loan Yield (L)
Interest on loans, as reported	$110,575	$94,236	$89,842	$81,464	$82,727	$376,117	$271,324
Less: Purchase accounting adjustment-loan discount accretion	(19,979)	(16,421)	(12,031)	(14,292)	(14,523)	(62,723)	(26,413)

Interest on loans without discount accretion	$90,596	$77,815	$77,811	$67,172	$68,204	$313,394	$244,911

Average loans	$7,238,438	$6,173,394	$6,114,598	$5,263,784	$5,140,163	$6,202,897	$4,514,171
Loan yield without discount accretion	4.97%	5.00%	5.10%	5.18%	5.28%	5.05%	5.43%
Loan yield, as reported	6.06%	6.06%	5.89%	6.28%	6.40%	6.06%	6.01%

	Three Months Ended					Year Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
Adjustment to Securities Yield (L)
Interest on securities, as reported	$45,100	$41,961	$39,384	$36,548	$34,956	$162,993	$148,374
Add: Purchase accounting adjustment-securities amortization	1,892	2,275	2,599	3,106	3,540	9,872	6,991

Interest on securities including amortization	$46,992	$44,236	$41,983	$39,654	$38,496	$172,865	$155,365

Average securities	$7,992,673	$8,015,221	$7,964,157	$7,755,567	$7,228,418	$7,932,782	$6,364,917
Securities yield without purchase accounting adjustment	2.33%	2.19%	2.11%	2.07%	2.12%	2.18%	2.44%
Securities yield, as reported	2.24%	2.08%	1.98%	1.91%	1.92%	2.05%	2.33%

Net Interest Margin (tax equivalent basis, excluding purchase accounting adjustments to yield)	3.35%	3.19%	3.09%	3.08%	3.18%	3.20%	3.35%

Net Interest Margin (tax equivalent basis), as reported	3.82%	3.59%	3.43%	3.42%	3.53%	3.58%	3.53%

Net income available to common shareholders, as reported	$62,971	$55,278	$53,844	$49,305	$48,266	$221,398	$167,901
Less: Purchase accounting adjustments, net of tax (M)	(12,095)	(9,476)	(6,335)	(7,560)	(7,374)	(35,476)	(12,957)

Net income available to common shareholders, adjusted	$50,876	$45,802	$47,509	$41,745	$40,892	$185,922	$154,944

	Acquired Loans Accounted for			Acquired Loans Accounted for			Total Loans Accounted for
	Under ASC 310-20			Under ASC 310-30			Under ASC 310-20 and 310-30
	Balance at			Balance at			Balance at
	Acquisition	Balance at	Balance at	Acquisition	Balance at	Balance at	Acquisition		Balance at	Balance at
	Date	Sep 30, 2013	Dec 31, 2013	Date	Sep 30, 2013	Dec 31, 2013	Date		Sep 30, 2013	Dec 31, 2013
Loan marks:
Previouly acquired banks (N)	$81,328	$32,842	$28,040	$28,764	$21,977	$20,741	$110,092		$54,819	$48,781
2013 acquisitions (O)	78,299	19,101	59,758	34,783	19,122	24,756	113,082		38,223	84,514

Total	$159,627	$51,943	$87,798	$63,547	$41,099	$45,497	$223,174		$93,042	$133,295

Acquired portfolio loan balances:
Previouly acquired banks (N)	$1,298,380	$602,128	$522,620	$57,979	$39,715	$37,724	$1,356,359		$641,843	$560,344
2013 acquisitions (O)	2,541,268	595,119	1,936,355	77,300	37,639	49,256	2,618,568		632,758	1,985,611

Total	$3,839,648	$1,197,247	$2,458,975	$135,279	$77,354	$86,980	$3,974,927	(P)	$1,274,601	$2,545,955

(L)	Non-GAAP financial measure.
(M)	Using effective tax rate of 33.1%, 33.0%, 32.8%, 32.4% and 32.9% for the three month periods ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and 32.9% and 33.3% for the years ended December 31, 2013 and 2012, respectively.
(N)	Includes Bank of Texas, Bank Arlington, ASB and Community National, all of which were acquired in 2012.
(O)	Includes East Texas Financial Services, Coppermark and FVNB. FVNB added $1.634 billion in loans with related loan marks of $60.228 million at acquisition date.
(P)	Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

	Three Months Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2013	2013	2013	2013	2012
YIELD TREND

Interest-Earning Assets:
Loans	6.06%	6.06%	5.89%	6.28%	6.40%
Investment securities (Q)	2.24%	2.08%	1.98%	1.91%	1.92%
Federal funds sold and other earning assets	0.29%	0.22%	0.87%	0.22%	0.19%
Total interest-earning assets	4.03%	3.80%	3.67%	3.67%	3.76%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.25%	0.28%	0.33%	0.34%	0.31%
Savings and money market deposits	0.26%	0.27%	0.30%	0.30%	0.29%
Certificates and other time deposits	0.60%	0.59%	0.61%	0.62%	0.64%
Securities sold under repurchase agreements	0.28%	0.28%	0.27%	0.26%	0.25%
Federal funds purchased and other borrowings	0.42%	0.23%	0.35%	0.41%	0.40%
Junior subordinated debentures	2.61%	2.85%	2.86%	2.88%	2.95%
Total interest-bearing liabilities	0.37%	0.37%	0.40%	0.42%	0.41%

Net Interest Margin	3.76%	3.53%	3.37%	3.36%	3.46%
Net Interest Margin (tax equivalent)	3.82%	3.59%	3.43%	3.42%	3.53%

(Q)	Yield on securities was impacted by net premium amortization of $12,017, $15,136, $18,838, $22,710 and $23,992 for the three month periods ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Dec 31, 2013	Sep 30, 2013	June 30, 2013	Mar 31, 2013	Dec 31, 2012
Balance Sheet Averages
Total loans	$7,238,438	$6,173,394	$6,114,598	$5,263,784	$5,140,163
Investment securities	7,992,673	8,015,221	7,964,157	7,755,567	7,228,418
Federal funds sold and other earning assets	103,413	27,451	35,113	34,793	75,135

Total interest-earning assets	15,334,524	14,216,066	14,113,868	13,054,144	12,443,716
Allowance for credit losses	(60,170)	(56,765)	(57,754)	(53,242)	(50,775)
Cash and due from banks	232,666	189,082	279,271	206,990	198,797
Goodwill	1,560,905	1,351,236	1,331,568	1,226,332	1,211,596
Core deposit intangibles	30,641	25,938	25,893	25,244	27,108
Other real estate	7,254	9,494	19,605	11,789	9,571
Fixed assets, net	251,688	231,480	223,769	207,517	206,869
Other assets	419,122	227,738	234,710	171,589	190,815

Total assets	$17,776,630	$16,194,269	$16,170,930	$14,850,363	$14,237,697

Noninterest-bearing deposits	$3,860,296	$3,308,158	$3,295,211	$2,939,621	$2,963,998
Interest-bearing demand deposits	2,963,899	2,400,555	2,580,750	2,659,489	2,328,969
Savings and money market deposits	4,654,044	4,233,911	4,261,466	3,790,416	3,600,109
Certificates and other time deposits	2,712,699	2,489,848	2,543,895	2,370,499	2,366,155

Total deposits	14,190,938	12,432,472	12,681,322	11,760,025	11,259,231
Securities sold under repurchase agreements	398,100	455,276	471,430	448,542	459,998
Federal funds purchased and other borrowings	210,492	772,083	541,034	358,120	272,239
Junior subordinated debentures	111,172	85,055	85,055	85,055	85,055
Other liabilities	223,394	73,571	69,741	62,716	80,085
Shareholders’ equity	2,642,534	2,375,812	2,322,348	2,135,905	2,081,089

Total liabilities and equity	$17,776,630	$16,194,269	$16,170,930	$14,850,363	$14,237,697

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Dec 31, 2013		Sep 30, 2013		Jun 30, 2013		Mar 31, 2013		Dec 31, 2012
Period End Balances

Loan Portfolio
Commercial and other	$1,322,975	17.0%	$1,028,799	16.6%	$999,677	16.2%	$760,531	14.5%	$798,882	15.4%
Construction	865,511	11.1%	703,193	11.4%	694,585	11.2%	575,307	10.9%	550,768	10.6%
1-4 family residential	1,870,365	24.2%	1,503,771	24.4%	1,452,268	23.7%	1,338,936	25.5%	1,255,765	24.3%
Home equity	261,355	3.4%	211,742	3.4%	208,739	3.4%	203,815	3.9%	186,801	3.6%
Commercial real estate	2,753,797	35.3%	2,304,862	37.2%	2,390,820	38.6%	1,993,518	37.8%	1,990,642	38.4%
Agriculture (includes farmland)	531,258	6.8%	321,518	5.2%	314,945	5.1%	286,789	5.4%	285,637	5.5%
Consumer	169,960	2.2%	108,704	1.8%	111,449	1.8%	104,128	2.0%	111,445	2.2%

Total loans	$7,775,221		$6,182,589		$6,172,483		$5,263,024		$5,179,940

Deposit Types
Noninterest-bearing DDA	$4,108,835	26.9%	$3,368,357	27.0%	$3,283,082	26.0%	$2,995,828	25.6%	$3,016,205	25.9%
Interest-bearing DDA	3,470,316	22.7%	2,366,997	19.0%	2,483,428	19.9%	2,521,998	21.5%	2,626,331	22.6%
Money market	3,320,062	21.7%	2,834,172	22.8%	2,868,880	23.0%	2,509,501	21.4%	2,362,454	20.3%
Savings	1,571,504	10.3%	1,413,153	11.3%	1,371,214	11.0%	1,345,044	11.5%	1,293,552	11.1%
Certificates and other time deposits	2,820,554	18.4%	2,473,120	19.9%	2,502,046	20.1%	2,341,096	20.0%	2,343,302	20.1%

Total deposits	$15,291,271		$12,455,799		$12,508,650		$11,713,467		$11,641,844

Loan to Deposit Ratio	50.8%		49.6%		49.3%		44.9%		44.5%

Construction Loans
Single family residential construction	$271,491	30.9%	$239,980	33.5%	$234,257	32.9%	$177,218	30.6%	$161,401	29.2%
Land development	83,820	9.6%	60,927	8.6%	63,857	9.0%	42,520	7.4%	42,199	7.6%
Raw land	48,996	5.6%	52,789	7.4%	59,701	8.4%	46,672	8.1%	58,794	10.6%
Residential lots	122,449	14.0%	95,361	13.4%	91,018	12.8%	93,598	16.2%	92,697	16.8%
Commercial lots	103,878	11.9%	58,085	8.2%	60,960	8.6%	64,394	11.2%	63,716	11.5%
Commercial construction and other	244,124	28.0%	204,940	28.9%	200,633	28.3%	153,047	26.5%	134,427	24.3%
Net unaccreted discount	(9,247)		(8,889)		(15,841)		(2,142)		(2,466)

Total construction loans	$865,511		$703,193		$694,585		$575,307		$550,768

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
Asset Quality
Nonaccrual loans	$10,231	$4,954	$4,295	$7,529	$5,382
Accruing loans 90 or more days past due	4,947	283	325	642	331

Total nonperforming loans	15,178	5,237	4,620	8,171	5,713
Repossessed assets	27	18	—	49	68
Other real estate	7,299	7,432	10,244	9,913	7,234

Total nonperforming assets	$22,504	$12,687	$14,864	$18,133	$13,015

Nonperforming assets:
Commercial	$3,153	$1,223	$1,191	$3,896	$1,568
Construction	4,558	4,611	5,898	3,678	3,522
1-4 family (including home equity)	6,279	2,441	2,112	3,746	3,081
Commercial real estate (including multi-family)	8,033	4,233	4,330	5,533	2,608
Agriculture	279	23	1,213	1,183	1,463
Consumer and other	202	156	120	97	773

Total	$22,504	$12,687	$14,864	$18,133	$13,015

Number of loans/properties	203	128	123	124	116

Allowance for credit losses at end of period	$67,282	$59,913	$56,176	$55,049	$52,564

Net charge-offs:
Commercial	$7	$119	$148	$59	$205
Construction	(12)	(30)	124	(56)	21
1-4 family (including home equity)	21	15	35	102	65
Commercial real estate (including multi-family)	(311)	(471)	801	(57)	1,012
Agriculture	(85)	13	13	(7)	70
Consumer and other	876	642	302	274	540

Total	$496	$288	$1,423	$315	$1,913

Asset Quality Ratios
Nonperforming assets to average earning assets	0.15%	0.09%	0.11%	0.14%	0.10%
Nonperforming assets to loans and other real estate	0.29%	0.20%	0.24%	0.34%	0.25%
Net charge-offs to average loans (annualized)	0.03%	0.02%	0.09%	0.02%	0.15%
Allowance for credit losses to total loans	0.87%	0.97%	0.91%	1.05%	1.01%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (E)	1.25%	1.20%	1.18%	1.25%	1.22%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

	Three Months Ended					Year Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
Return on average tangible common equity:
Net income	$62,971	$55,278	$53,844	$49,305	$48,266	$221,398	$167,901

Average shareholders’ equity	$2,642,534	$2,375,812	$2,322,348	$2,135,905	$2,081,089	$2,378,234	$1,844,334
Less: Average goodwill and other intangible assets	(1,591,546)	(1,377,174)	(1,357,461)	(1,251,576)	(1,238,704)	(1,395,323)	(1,078,804)

Average tangible shareholders’ equity	$1,050,988	$998,638	$964,887	$884,329	$842,385	$982,911	$765,530
Return on average tangible common equity:	23.97%	22.14%	22.32%	22.30%	22.92%	22.52%	21.93%

Tangible book value per share:
Shareholders’ equity	$2,786,818	$2,389,112	$2,345,282	$2,149,455	$2,089,389	$2,786,818	$2,089,389
Less: Goodwill and other intangible assets	(1,712,121)	(1,377,015)	(1,377,522)	(1,262,257)	(1,243,321)	(1,712,121)	(1,243,321)

Tangible shareholders’ equity	$1,074,697	$1,012,097	$967,760	$887,198	$846,068	$1,074,697	$846,068

Period end shares outstanding	66,048	60,383	60,315	57,014	56,447	66,048	56,447
Tangible book value per share:	$16.27	$16.76	$16.05	$15.56	$14.99	$16.27	$14.99

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$1,074,697	$1,012,097	$967,760	$887,198	$846,068	$1,074,697	$846,068

Total assets	$18,642,028	$16,054,279	$16,270,718	$15,081,314	$14,583,573	$18,642,028	$14,583,573
Less: Goodwill and other intangible assets	(1,712,121)	(1,377,015)	(1,377,522)	(1,262,257)	(1,243,321)	(1,712,121)	(1,243,321)

Tangible assets	$16,929,907	$14,677,264	$14,893,196	$13,819,057	$13,340,252	$16,929,907	$13,340,252

Tangible equity to tangible assets ratio:	6.35%	6.90%	6.50%	6.42%	6.34%	6.35%	6.34%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars in thousands)

	Dec 31, 2013	Sep 30, 2013	Dec 31, 2012
Allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$67,282	$59,913	$52,564

Total loans	$7,775,221	$6,182,589	$5,179,940
Less: Fair value of acquired loans accounted for under ASC
Topics 310-20 and 310-30 (does not include new production)	$2,412,660	$1,181,559	$887,953

Total loans less acquired loans	$5,362,561	$5,001,030	$4,291,987
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	1.25%	1.20%	1.22%